Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2019, relating to the consolidated financial statements of OncoSec Medical Incorporated and Subsidiary (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern) included in the Annual Report on Form 10-K for the year ended July 31, 2019.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

May 29, 2020